Exhibit 99.1

BrainStorm Announces Appointment of Chaim Lebovits as Chief Executive Officer

HACKENSACK, N.J. and PETACH TIKVAH, Israel, Sept. 22, 2015 /PRNewswire/ -- BrainStorm Cell Therapeutics Inc. (Nasdaq: BCLI), a leading developer of adult stem cell technologies for neurodegenerative diseases, announced today that it has appointed Mr. Chaim Lebovits, who has been serving as the Company's President since July 2007, as Chief Executive Officer (CEO).  Mr. Lebovits succeeds Dr. Tony Fiorino, who is anticipated to remain with the Company in an executive scientific role to be announced shortly.

"Dr. Tony Fiorino has led BrainStorm through the recent transformational period in the Company's development, in terms of important clinical achievements as well as our significantly improved financial security," said Dr. Irit Arbel Chair of the Board of Directors. "We expect that he will continue in an executive role in the Company, and concentrate on medical affairs. At the same time we welcome Mr. Lebovits, who will now take on a more active leadership role in the management of the Company's day-to-day activities. Mr. Lebovits has been serving as our President since July 2007, and also served previously as Principal Executive Officer of BrainStorm, and therefore has intimate knowledge of the Company's activities."

"We are delighted to have Chaim assume the position of Chief Executive Officer and have confidence in his leadership abilities to steer the Company to successful completion of clinical development, regulatory approval and commercialization of our technology," continued Dr. Arbel.

"It will be a privilege to lead BrainStorm at this very exciting time and to advance the Company to the next level," said Mr. Lebovits.  "Our lead development candidate NurOwn® has completed enrollment in a Phase 2 in ALS trial in the US and we expect to report results in the second quarter of 2016.  We are also making progress preparing for our multi-dose trial with NurOwn that will be the first to use cells manufactured using our proprietary cryopreservation process.  All of this makes BrainStorm ideally positioned to be a highly successful company".

Chaim Lebovits has been President of BrainStorm Cell Therapeutics since July 2007, and has played an active role in its strategic planning and development. Mr. Lebovits previously served as Principal Executive Officer of BrainStorm from August 2013 to June 2014.  Through ACCBT Corp. and ACC Holdings International, Mr. Lebovits has invested to date more than $5 million in BrainStorm. Mr. Lebovits is Chairman and CEO of ACC Holdings International, an investment company with several holdings in biotech and natural resources.

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn® technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University.  NurOwn® has been administered to over 30 patients with ALS in clinical trials conducted inIsrael, and is currently being studied in a randomized, double-blind, placebo-controlled clinical trial in the United States.  For more information, visit the Company's website at www.brainstorm-cell.com.

Safe Harbor Statement

Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as "may", "should", "would", "could", "will", "expect", "likely", "believe", "plan", "estimate", "predict", "potential", and similar terms and phrases are intended to identify these forward-looking statements.  The potential risks and uncertainties include, without limitation, risks associated with BrainStorm's limited operating history, history of losses; minimal working capital, dependence on its license to Ramot's technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov.  These factors should be considered carefully, and readers should not place undue reliance on BrainStorm's forward-looking statements.  These forward-looking statements are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management's beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.